UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Safehold Inc. (“SAFE” or the “Company”) previously adopted, subject to shareholder approval, an amendment (the “Amendment”) to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan (the “2009 LTIP”), which was approved by the Company’s shareholders on May 14, 2026 at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Amendment increased the aggregate number of shares of common stock available for issuance by 3,000,000, from 481,936 (which was the number remaining available for grants under the 2009 LTIP on May 14, 2026) to 3,481,936 subject to adjustment as provided in the 2009 LTIP, with an equivalent increase to the number of shares of common stock available for grant pursuant to incentive stock options.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the 2009 LTIP, as amended, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2026, the Company held its Annual Meeting virtually, for the purpose of (i) electing five directors to hold office until the 2027 Annual Meeting of Stockholders, (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) approving the Amendment to the 2009 LTIP, and (iv) approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). The final voting results for each of the proposals submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal 1. Election of Directors: At the Annual Meeting, five directors were elected for terms continuing until the 2027 Annual Meeting of Stockholders. For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes
Jay Sugarman	56,481,188	994,189	4,547,881
Robin Josephs	56,149,600	1,325,777	4,547,881
Jay S. Nydick	53,186,084	4,289,293	4,547,881
Barry Ridings	55,452,455	2,022,922	4,547,881
Stefan M. Selig	54,679,981	2,795,396	4,547,881

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026: At the Annual Meeting, the votes on a proposal to ratify the selection of Deloitte & Touche LLP as SAFE’s independent registered public accounting firm for the fiscal year ending December 31, 2026 were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
61,679,849	317,557	25,852	0

Proposal 3. Approval of the Amendment to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan: At the Annual Meeting, the votes on a proposal to approve an amendment to the Safehold Inc. Amended and Restated 2009 Long-Term Incentive Plan were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
51,930,524	5,442,192	102,661	4,547,881

Proposal 4. Non-Binding, Advisory Vote to Approve Executive Compensation (“Say-on-Pay”): At the Annual Meeting, the votes on a proposal to approve, on a non-binding, advisory basis, the compensation of SAFE’s named executive officers were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
52,785,014	4,626,664	63,699	4,547,881

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2009 Long-Term Incentive Plan

Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

By:	/s/ Brett Asnas
	Name:	Brett Asnas
	Title:	Chief Financial Officer

Date: May 15, 2026